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                                                                    EXHIBIT 10.2

                             FIRST AMENDMENT TO THE
                       MEDAPHIS DEFERRED COMPENSATION PLAN

         THIS AMENDMENT, made as of the 18th day of December, 1996, by MEDAPHIS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor");

                               W I T N E S S E T H

         WHEREAS, the Primary Sponsor adopted the Medaphis Deferred Compensation Plan (the "Plan") by indenture dated April 1, 1995; and

         WHEREAS, the Primary Sponsor desires to amend the Plan to vest fully participants in their matching accounts under the Plan.

         NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan as follows, effective January 1, 1996 as to each Member in the Plan:

1.       Section 1.26 shall be deleted.

2. Section 7.2 of the Plan shall be amended by replacing Section 7.2 with the following:

                  "Upon the death of a Member who is no longer an Employee, but prior to the complete payment of his Account, the Member's Beneficiary shall be entitled to receive the balance of the Member's Account in a lump sum in cash."

3. Section 7.3 of the Plan shall be amended by replacing Section 7.3 with the following:

                  "If, subsequent to the death of a Member, the Member's Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a), (b) or (c) of the Plan Section containing the definition of the term "Beneficiary" shall generally be entitled to receive benefits under the Plan. However, if the deceased Beneficiary was the Member's spouse at the time of the Member's death, or if no successor Beneficiary shall have been designated by the Member and be alive and no Beneficiary listed under Subsection (a), (b) or
                  (c) of the Plan Section containing the definition of the term "Beneficiary" shall be alive, the Member's unpaid Accrued Benefit shall be paid to the personal representative of the deceased Beneficiary's estate."


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4.       Section 8.2 of the Plan shall be amended by replacing Section 8.2 with the following:

                  "After a Member terminates employment, the Member shall be entitled to payment of his Account. The Account of the Member shall be determined as of the Valuation Date coinciding with or immediately preceding the Member's termination of employment and shall be increased by any Deferral Amounts credited to the Member's Employee Deferred Account since that Valuation Date and any deferrals credited to the Member's Company Matching Account since that Valuation Date. In addition, the Member's Account shall be adjusted for earnings credited pursuant to Plan Section 4 through the Valuation Date immediately preceding the date the Accrued Benefit is paid."

5.       Section 8.4 shall be deleted.

         Except as specifically amended by this Amendment, the Plan shall remain in full force and effect as prior to this Amendment.

         IN WITNESS WHEREOF, the Primary Sponsor has executed this Amendment as of the day and the year first above written.

                                   MEDAPHIS CORPORATION

                                   By:  /s/ William R. Spalding
                                      ------------------------------------------
                                   Title: Senior Vice President, General Counsel
                                          and Secretary

ATTEST:

By: /s/ Peggy B. Sherman
    --------------------------
Title: Assistant Secretary
        [CORPORATE SEAL]